EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Lifeguard Benefit Services, Inc.

We have audited the accompanying balance sheets of Lifeguard Benefit Services, Inc. (formerly Lifeguard Emergency Travel, Inc. as of December 31, 2006 and 2005 and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lifeguard Benefit Services, Inc. (formerly Lifeguard Emergency Travel, Inc.) as of December 31, 2006 and 2005 and the results of operations and cash flows for the years ended December 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ BRIMMER, BUREK & KEELAN LLP
Brimmer, Burek & Keelan LLP

Tampa, Florida
January 25, 2008

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)

PART I - FINANCIAL INFORMATION

PART I - FINANCIAL INFORMATION
Item 1.  Financial Statements
LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS	(Audited)	(Audited)
Current assets
Cash	$150,098	$33,952
Accounts receivable	302,515	139,822
Other receivables - related parties	61,029	73,227
Inventory	43,427	45,794
Other assets	164,291	13,200
Total current assets	721,360	305,995

Fixed assets (net of accumulated depreciation)	343,030	261,494
Intangible assets (net of accumulated amortization)	134,183	264,813
Total assets	$1,198,573	$832,302

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,895,114	$836,216
Accounts payable - related party	152,270	564,348
Accrued expenses and payroll taxes	441,431	176,284
Loans and notes payable	145,733	373,485
Loans and notes payable - related party	18,592	18,592
Lease liability	28,097	26,379
Deferred compensation	171,367	106,867
Deferred revenue	236,217	123,825
Total current liabilities	3,088,821	2,225,996

Long Term Liabilities
Lease liability	17,549	31,044
IRS installment payments	480,069	0
Loans and notes payable	302,738	312,000
Total long-term liabilities	800,356	343,044

Total liabilities	3,889,177	2,569,040

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock (1,000,000 authorized, 800,000 issued and outstanding)	8,000	8,000
Additional paid in capital	366,361	366,361
Accumulated deficit	(2,111,099)	(1,136,998)
Net income	(953,866)	(974,101)
Total stockholders’ equity (deficit)	(2,690,604)	(1,736,738)
Total liabilities and stockholders’ equity (deficit)	$1,198,573	$832,302

See notes to financial statements

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
STATEMENTS OF OPERATIONS

	FOR THE YEAR ENDED
	December 31, 2006 (Audited)	December 31, 2005 (Audited)
REVENUES
Sales	$3,882,951	$2,247,570
Cost of sales	(1,315,965)	(555,681)
Gross profit	$2,566,986	$1,691,889
OPERATING EXPENSES
Amortization	233,908	206,911
Depreciation	119,473	116,519
Rent	220,448	178,414
Payroll expense	1,453,965	1,207,678
Professional expense	116,382	72,937
Insurance expense	96,238	50,416
Travel and entertainment	50,822	31,928
Contract labor	75,809	3,694
Office expense	127,759	106,192
Telephone	183,679	107,209
Lease expense	40,718	108,208
Selling, general and administrative expenses	557,880	441,593
Total expenses	3,277,081	2,631,699

Operating income/(loss) from operations before income tax expense and other income and expenses	(710,095)	(939,810)

Income tax expense	-	-

Operating income/(loss) from operations and income tax expense before and other income and expenses	(710,095)	(939,810)

OTHER INCOME (EXPENSE)
Interest income	-	13
Interest expense	(246,971)	(34,304)
Other misc income	3,200	-
Total other income (expense)	(243,771)	(34,291)
Net Income/(Loss)	(953,866)	(974,101)

Net Income/(Loss) Applicable to Common Stockholders	$(953,866)	$(974,101)

Diluted earnings per share	(1.19)	(1.22)
Weighted average shares outstanding	800,000	800,000

See notes to financial statements

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31,

	2006	2005
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(953,866)	$(974,101)
Adjustment to opening retained earnings	0	100
Adjustment to reconcile net loss to net cash provided by (used) in operating activities
Amortization	233,908	206,911
Depreciation	119,473	116,519
(Increase) decrease in accounts receivables	(162,693)	85,401
(Increase) decrease in accounts receivables - related party	12,198	16,166
(Increase) decrease in inventory	2,367	(500)
(Increase) decrease in other assets	(151,091)	7,200)
Increase (decrease) in accounts payable and accrued expenses	911,967	44,079)
Increase (decrease) in deferred compensation	64,500	106,867
Increase (decrease) in deferred revenue	112,392	44,534
Increase (decrease) in unpaid payroll taxes	480,069	0

Net cash provided (used) by operating activities	669,224	(346,824)

Cash flows from investing activities
Employee loans	0	0
Change in property and equipment and leased property and equipment	(304,287)	(171,431)

Net cash provided (used) by investing activities	(304,287)	(171,431)

Cash flows from financing activities
Proceeds from short term borrowings, loans and notes payable	(248,791)	489,524
Net cash provided by financing activities	(248,791)	489,524

Increase (decrease) in cash	116,146	(28,731)

Beginning cash and cash equivalents	33,952	62,683

Ending cash and cash equivalents	$150,098	$33,952

See notes to financial statements

LIFEGUARD BENEFITS SERVICES, INC.
(FORMERLY LIFEGUARD EMERGENCY TRAVEL, INC.)
STATEMENTS OF STOCKHOLDERS’ EQUITY <DEFICIT>
YEAR ENDED DECEMBER 31,

	Common Stock	Amount	Additional Paid in capital	Retained deficit	Net Income (Loss)	Total

Balance December 31, 2004	800,000	$8,000	366,360	$(358,196)	$(778,802)	$(762,637)

Balance December 31, 2005	800,000	$8,000	366,360	$(1,136,997)	$(974,101)	$(1,736,738)

Balance December 31, 2006	800,000	$8,000	366,360	$(2,111,098)	$(953,866)	$(2,690,604)

See notes to financial statements

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION & NATURE OF OPERATIONS

Basis of Presentation

In September, 2007, LifeGuard Emergency Services, Inc. acquired LifeGuard Benefits Services, Inc. and changed its name to LifeGuard Benefits Services, Inc.  The financial statements presented herein are those of LifeGuard Benefits Services, Inc, formerly known as LifeGuard Emergency Travel, Inc.  The accompanying audited condensed financial statements have been prepared in accordance with the instruction to and requirements of Item 9.01 of Form 8-Kand Regulation S-X.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary in order to make the financial statements not misleading have been included.

Nature of Operations

Lifeguard Benefits Services, Inc., formerly LifeGuard Emergency Travel, Inc. (“Lifeguard Benefits Services” or the “Company”) markets, various discount programs that provide members with 5% to 50% savings on doctor visits, a hospital savings program, discounts on long-term care, emergency medical travel and savings on alternative medicine, vitamins and nutritional supplements. Program members also have access to a 24-hour nurse hotline, 24-hour counseling and the services of a personal patient advocate. For travelers, the program offers worldwide assistance in over 200 countries and territories and a Global Med-Net ID that can get medical histories to medical service providers around the world.  The Company is also in a position to market limited medical indemnity and accident group insurance programs.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements as of and for years ended December 31, 2006 and 2005 include the accounts of Lifeguard Benefits Services, Inc. and its predecessorcompany LifeGuard Emergency Travel, Inc.

Cash and Cash Equivalents

For purposes of the statement of cash flows, Lifeguard Benefits Services considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventory

Inventory includes raw materials used in fulfillment of member packages, including paper, print materials, toner cartridges, etc.  Inventory on hand is valued at purchase cost.

Software development Costs

The Company has capitalized software development costs in accordance with SOP 98-1 and is amortizing those costs over an estimate useful life of three years.  After initially developing the software for internal use, the Company licensed  the software to one customer on a per capita basis and obtained software license revenue in 2005 and 2006 and then ceased licensing their software to outsiders.  Under SOP 98-1, when software is developed for internal use and then is licensed to outside customers, the income derived from licensing is to be offset against the capitalized software with any excess then to be recognized as income.  The amount of  license income that was earned and offset against capitalized software was approximately $264,000 and 94,000 in 2006 and 2005 respectively.

Concentration of Credit

The Company licensed its software to one customer in 2005 and 2006 which is a concentration of credit due to the limited number of customers.  The company has ceased licensing its software so that this is no longer a concentration of credit issue after 2006.

Impairment of Assets

In accordance with the provisions of Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Lifeguard Benefits Services’ policy is to evaluate whether there has been a permanent impairment in the value of long-lived assets, certain identifiable intangibles and goodwill when certain events have taken place that indicate the remaining unamortized balance may not be recoverable. When factors indicate that the intangible assets should be evaluated for possible impairment, Lifeguard Benefits Services uses an estimate of related undiscounted cash flows. Factors considered in the valuation include current operating results, trends and anticipated undiscounted future cash flows. There were no impairment losses during the 2006 financial year not the 2005 financial year, thus no impairment loss is recorded in either year.

 Use of Estimates

The preparation of the Company’s condensed financial statements in conformity with the Rules and Regulations of the Securities and Exchange Commission that require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, if any, and expenses during the reporting period. The accounting estimates that require management’s most difficult and subjective judgments include capitalization of certain assets, depreciable/amortizable lives, impairment of long-lived assets, the expected volatility of common stock, and the fair value of common stock and options issued for services as well as the allocation of proceeds from the issuance of debt and equity instruments. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Revenues and Commissions Recognition

The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB No. 101”) as amended by SEC Staff Accounting Bulletin No. 104, Revenue Recognition , revised and updated (“SAB No. 104”), which stipulates that revenue generally is realized or realizable and earned, once persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable and collectability is reasonably assured. The Company’s main source of revenue during the year ended December 31, 2006 was from the sales of bundled discount benefits with added insurance components that have a monthly renewal period.  This revenue is recorded as earned.  We record a provision for estimated refunds, returns, and allowances which are computed based upon prior actual history of refunds, returns, and allowances.  Commission expense associated with this revenue is recorded at the time of sale and is adjusted for refunds, returns, and allowances. For FY 2006, approximately of $3,889,893 revenue was from the sale of the Company’s programs (FY2005 $2,312,457) with an estimate for refunds, returns, and allowances of approximately $6,942 (FY2005 $64,887), resulting in approximately $3,882,951 in net sales revenue (FY2005 $2,247,570).

Accounts Receivable

Accounts receivable are stated at estimated net realizable value.  Accounts receivable are primarily comprised of balances due from memberships, net of estimated allowances for uncollectible accounts.  In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Fixed Assets

Fixed Assets, consisting principally of furniture and fixtures, equipment, computer equipment and capitalized purchased and internally developed software programs, are recorded at cost. Depreciation and amortization are provided for, using the straight-line method, in amounts sufficient to relate the cost of depreciable and amortizable assets to operations over their estimated useful lives. Repairs and maintenance are charged to operations as incurred.

A summary of the estimated useful lives of the property and equipment is presented below:

Estimated useful lives
Computer hardware	3 years
Computer software	3 years
Equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	Shorter of life of asset or lease term

The Company has adopted Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use . This statement requires that certain costs incurred in purchasing or developing software for internal use be capitalized as internal use software development costs and included in fixed assets. Amortization of the software begins as software is ready for its intended use.

NOTE 3 – INCOME TAXES

Lifeguard Benefits Services is a sub chapter S corporation and as such, is a pass through entity for tax purposes.  Tax expense is incurred directly by the shareholders.  LifeGuard Benefits Services has not recorded any entries for income tax.

The Company files its tax returns as a S Corporation and calculates depreciation for tax purposes using accelerated methods and other allowable methods.  The difference in the book and tax basis of the depreciable assets is as follows:

	2006	2005
Net book value of fixed assets –	$343,030	261,494
Net tax basis of fixed assets	226,414	200,295
Difference in tax and book basis	116,616	61,199

 NOTE 4 - DUE TO STOCKHOLDERS/OFFICERS

As of December 31, 2006, due to stockholders/officers included deferred compensation of $171,367(FY2005 $106,867).

NOTE 5 - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net of allowance for uncollectible accounts, was $363,544as of December 31, 2006 (FY2005 $213,049).

NOTE 6 - INVENTORY

Inventory includes raw materials used in fulfillment of member packages, including paper, print materials, toner cartridges, etc.  Inventory on hand is valued at purchase cost.  As of December 31, 2006, inventorywas $43,427(FY2005 $45,794).

NOTE 7 - FIXED ASSETS, NET

As of December 31, 2006, fixed assetsnet of accumulated depreciation, was $716,273(FY2005 $515,263), accumulated depreciation was $373,243(FY2005 $253,769).  Intangibles as 31, 2006, net of accumulated amortization, was $750,163(FY2005 $647,668), accumulated amortization was $615,980(FY2005 $382,855).

NOTE 8 - NOTES AND LOANS PAYABLE

Notes and loans payable consist of the following as of December 31, 2006 and 2005:

	December 31, 2006		December 31, 2005
Classified as current liabilities
Promissory notes payable to investors and shareholders	$		$205,002
Promissory notes payable to related parties		18,592	18,592
Promissory notes payable to Citizens Bank		145,733	168,483

Total notes and loans payable		$164,325	$375,502

	December 31, 2006	December 31, 2005
Classified as long termliabilities
2 Promissory notes payable to investors and shareholders	$302,738	$312,000

Total notes and loans payable	$302,738	$312,000

NOTE 9 – LEASE COMMITMENTS

As of December 31, 2006, the annual cash obligations per the lease commitments are as follows:

Due in year 1                                                 $       235,167
Due in year 2                                                       221,049
Due in year 3                                                       202,428
Due in year 4                                                       202,428
Due in year 5                                                       168,690

NOTE 10 - COMMON STOCK

On all matters required by law to be submitted to a vote of the holders of common stock, each share common stock is entitled to one vote per share.

NOTE 11 - LITIGATION AND CONTINGENCIES

At December 31, 2006, Lifeguard Benefits Serviceswas involved in various lawsuits, claims or disputes arising in the normal course of business.  The settlement of such claims cannot be determined at this time.  Management does not believe that the ultimate outcome of these matters will have a material impact on the Company’s operations or cash flows.

Lifeguard Benefits Services is named as a defendant in the matter styled Planmedica Healthcare Solutions, LLC vs. Protective Life Insurance Company et al.  This claim totals $2.4 million and is against Protective Life Insurance Company.  Although it was named as a co-defendant, Lifeguard Benefits Services is vigorously contesting that it should not be a party to this litigation as it does not have a contract with the plaintiff.  Management believes that this litigation will not have a material effect on Lifeguard Benefits Services.

NOTE 12 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of Lifeguard Benefits Services as a going concern.  However, Lifeguard Benefits Services has sustained operating losses in recent years.  Further for the yearended December 31, 2006, Lifeguard Benefits Serviceshad negative working capital of approximately $2,367,461, a net lossof $953,866and has incurred losses in previous years resulting in an accumulated deficit of approximately $2,111,099.  Although these factors raise substantial doubt about the ability of Lifeguard Benefits Servicesto continue as a viable entity, Lifeguard Benefits Serviceshas taken several actions it believes will allow it tocontinue operations through December 31, 2007, including a merger with Amacore on October 12, 2007 to provide additional cash to Lifeguard Benefits Services to meet its operating cash requirements and to pursue additional acquisitions.

NOTE 13 – RELATED PARTY TRANSACTIONS

For the year ended December 31, 2006, Lifeguard Benefits Services has sales totaling $70,884(FY2005 $76,558) to related parties associated with officers of the company.  All sales were conducted on an arms length basis and on terms similar to other customers.  Accounts receivable at December 31, 2006 associated with these sales was $61,029(FY2005 $73,227).

For the year ended December 31, 2006, Lifeguard Benefits Services purchased goods and services totaling $104,101(FY2005 $137,239) from related parties associated with officers of the company.  All transactions were conducted on an arms length basis and on terms similar to other vendors.  Accounts payable at December 31, 2006 associated with these transactions was $152,270(FY2005 $564,348).

At December 31, 2006, Lifeguard Benefits Services had Notes Payable totaling $18,592(FY2005 $18,592) to related parties associated with officers of the company.  This note is not accruing interest.

 NOTE 14 – SUBSEQUENT EVENTS

In September, 2007, LifeGuard Emergency Services, Inc. acquired LifeGuard Benefits Services, Inc.  Following the acquisition, LifeGuard Emergency Travel, Inc. became the surviving corporation and changed its name to LifeGuard Benefits Services, Inc.

On October 12, 2007, The Amacore Group, Inc. completed the acquisition of 100% ownership of LifeGuard Benefit Services, Inc., through a stock-for-stock merger between LifeGuard and Amacore’s wholly owned subsidiary, LBS Acquisition Corp.  In consideration for the merger Amacore issued 2.469771 shares of its common stock with a deemed value of $5 per share for each share of outstanding LifeGuard common stock.  Notwithstanding that the merger was completed on October 12, 2007, pursuant to the Merger Agreement, the effective date of the merger is October 9, 2007.